Exhibit 10

                        SEPARATION AGREEMENT


          THIS SEPARATION AGREEMENT ("Agreement") is made this 12th day of July, 1996, by and between Cellular Products, Inc., a New York corporation with offices at 872 Main Street, Buffalo, New York 14202 ("CPI") and Jeffrey N. Meshulam, 68 Rolling Meadows, East Amherst, New York ("Meshulam").


          WHEREAS, Meshulam has heretofore been employed by CPI and has served as Executive Vice President pursuant to that certain
Employment Agreement dated September 1, 1993, as amended on
November 22, 1994 ("Employment Agreement") and also as President and as a member of CPI's Board of Directors; and


          WHEREAS, CPI and Meshulam wish to terminate said employment on mutually satisfactory terms;


          NOW, THEREFORE, in consideration of the mutual covenants contained herein, CPI and Meshulam agree as follows:


          1. Resignations. Meshulam agrees to and does hereby resign as an Officer, Director and employee of CPI effective immediately and upon the complete execution of this Agreement by Meshulam and CPI. CPI acknowledges that Meshulam has been working on CPI's behalf, and has credited CPI for any sums earned, at the Institute of Human Virology, in Baltimore, Maryland.


          2. Scope of Agreement. Meshulam agrees to accept any sums to be paid pursuant to the terms of this Agreement in lieu of any and all compensation, severance and other benefits to be paid or provided by CPI to Meshulam or to be received by Meshulam from CPI as an Officer, Director or employee of CPI, or pursuant to law.


          3. Health Benefits. Meshulam agrees to accept, in full satisfaction of any and all rights to health and any other benefits under any law, rule or regulation (other than pursuant to COBRA), a contribution towards Meshulam's health insurance under CPI's health insurance plan of $312/month by CPI for a period of six months, commencing July, 1996 and terminating December, 1996. Any health benefit expenses in excess of CPI's contribution shall be paid by Meshulam.

          4. Cooperation. Meshulam shall execute such other documents as shall reasonably be required from time to time by CPI to effectuate the purposes of this Agreement and shall from time to time upon the reasonable request of CPI, consult and confer with and exchange information with CPI regarding CPI's Chapter 11 proceeding, or any conversion thereof, as well as any matter within his knowledge or experience concerning the business, books, records and documents of CPI. Meshulam shall cooperate to the extent reasonably required by CPI in the defense of any litigation or regulatory proceedings involving matters which took place during the period Meshulam served as an Officer, Director or employee of CPI. CPI shall pay Meshulam $2,100.00/month for a period of three months commencing July 12, 1996, for any services rendered at the request of CPI pursuant to this paragraph. CPI shall also reimburse Meshulam for reasonable out-of-pocket expenses incurred at the request of CPI pursuant to this paragraph, upon submission of receipts evidencing same.


          5. Release From Meshulam. Meshulam does for himself, his heirs, executors and administrators hereby remise, release and forever discharge CPI, its affiliates, and its and their officers, directors, and shareholders, and their successors and assigns, both jointly and severally, of and from all suits, debts, covenants, contracts, agreements, claims, demands, damages, judgments and causes of action, at law or in equity, which Meshulam ever had, now has, or shall or may have against CPI, its affiliates, officers, directors and shareholders, both jointly and severally, by reason of any cause or thing whatsoever, but excluding: (i) obligations of CPI as specifically set forth in this Agreement; and (ii) obligations of CPI evidenced by that certain Demand Promissory Note, dated November 30, 1995, and secured by CPI's accounts receivable, in the current outstanding principal amount of $46,500.00 ("Secured Note").


          6. Release From CPI. CPI does for itself and its assigns hereby remise, release and forever discharge Meshulam and his heirs, executors and administrators, of and from all suits, debts, covenants, contracts, agreements, claims, demands, damages, judgments and causes of action, at law or in equity, which CPI ever had, now has, or shall or may have against Meshulam, his heirs, executors and administrators, both jointly and severally by reason of any cause or thing whatsoever, but excluding the representations, agreements and obligations of Meshulam as specifically set forth in this Agreement.


          7.     Indemnification.

                 (a)     CPI shall indemnify Meshulam to the
fullest extent authorized or permitted by law in the event Meshulam was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or agent of CPI, or is or was serving at the request of CPI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of CPI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 (b)     For purposes of paragraph (a) of this
Section 7, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not, of itself, create a presumption that any person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of CPI, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by CPI in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by CPI under
Section 7; provided, however, that no such indemnification shall be made if a determination is made by independent legal counsel, mutually acceptable to both parties, in a written opinion that indemnification is not proper in the circumstances because he has not met the applicable standard of conduct set forth in paragraph
(a) of this Section 7.


          8.     Confidentiality.

                 (a) "Confidential Information" shall include information received or developed by Meshulam during his employment by CPI which concerns the financial or other affairs of CPI, which information is not generally known in the industry in which CPI is engaged, and regarding CPI's products, processes and services, including information relating to research, development, invention, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling. "Inventions" shall include all discoveries, concepts, ideas and improvements, processes, methods, formulas, organisms, software programs and techniques, as well as data and know how concerning any past, present or prospective activities of CPI with which Meshulam has become acquainted as a result of his employment by CPI.

                 (b)     Meshulam shall hold all Confidential
Information and Inventions in confidence and trust and shall use all reasonable precautions to assure that said Confidential Information and Inventions are never disclosed to any person, firm or corporation without the prior approval in writing of CPI. In no event shall any such Confidential Information or Inventions be used to the detriment of CPI.

                 (c)     Meshulam has delivered to CPI all
documents, records, notebooks, tangible research materials and similar repositories of or containing Confidential Information or Inventions, including copies thereof, in the possession or under the control of Meshulam as of the date of this Agreement whether prepared by him or others.


          9.     Employment Agreement - Termination.  The
Employment Agreement between the parties is hereby terminated, without any notice or further restriction or further liability on the part of either party.


          10. CPI Property. Meshulam acknowledges and agrees that he has in his possession the following property of CPI and that he will return same to CPI, and/or stop using same, on or before the date on which this Agreement is executed by him:

          (a)    American Express Credit Card;

          (b)    Sanitrol Security Card;

          (c)    AT&T Long Distance Access Number;

          (d)    Toshiba Laptop Computer, Printer and accessories;

          (e) Skytel Beeper (unless Meshulam completes an assignment and assumption of liability therefor); and

          (f)    Building keys.


          11. Legal Advice. Meshulam acknowledges that he has been afforded the opportunity to obtain independent legal advice in connection with this Agreement and acknowledges that he has read, understands and agrees to be bound by all the terms and conditions contained herein.


          12.    Contracts, Claims, Regulatory Compliance.


                 12.1    Meshulam represents that he has no
knowledge of any:
                 (a) suit or action or legal, administrative, arbitration, or other proceeding or investigation by a governmental body or self-regulatory organization, pending or threatened, relating to CPI, its directors, officers or employees or of any basis for any such suit, action, proceeding or investigation;

                 (b)     violation or contravention of any law,
rule or regulation governing the business or operations of CPI committed by CPI or any of its directors, officers or employees;

                 (c) employment agreement, or any contract or commitment involving payment by CPI of amounts aggregating in excess of $1,000, except such employment agreements, contractors or commitments as have been approved by the Board of Directors of CPI.


                 12.2    Meshulam represents that he has not
committed or obligated CPI to any employment agreement, contract or commitment involving payment of CPI of amounts aggregating in excess of $1,000 or involving any transfer, license or encumbrance of any of the assets of CPI except such employment agreements, contracts, commitments, obligations, transfers and encumbrances as have been approved by the Board of Directors of CPI.


          13.    Compensation and Other Terms.

                 13.1 Meshulam shall be entitled to receive the following sums from CPI upon the execution of this Agreement, all subject to such deductions as may be required by law:

                 (a)     The sum of $17,123.12 on account of
                         accrued vacation;

                 (b)     The sum of $46,500.00, plus interest
                         accruing thereon at the rate of 6% per
                         annum, with respect to the repayment of
                         principal and interest on the Secured
                         Note, until the Secured Note is paid in
                         full, provided that nothing contained in this Section 13 shall limit Meshulam's rights to demand payment of the Secured
                         Note in accordance with its terms.

CPI shall repay Meshulam as set forth on Exhibit A, attached hereto and made a part hereof, until the obligations listed in this
Section 13.1 are repaid in full to Meshulam. Meshulam shall be responsible for all taxes and filings with respect to such payments.


                 13.2    Meshulam shall repay to CPI upon the
execution of this Agreement:

                 (a)     $792.66 with respect to an outstanding
                         loan from CPI;

                 (b)     $2,969.23 on account of wages offset; and

                 (c)     $2,935.82 on account of condominium
                         expenses.


                 13.3    Meshulam shall be entitled to
reimbursement by CPI for all reasonable expenses actually incurred by him on behalf of CPI, and not previously reimbursed, upon submission to CPI of paid invoices for such expenses. Meshulam shall promptly reimburse CPI for any expenses incurred by him not on behalf of CPI but for which CPI has paid or may be liable.


                 13.4 All sums required to be paid between the parties pursuant to this Section 13 may be offset against each other so that only the net amount remaining payable to Meshulam shall be required to be tendered by CPI.


                 13.5    CPI shall provide Meshulam with such
financial reports as he may reasonably require with respect to the Secured Note.


          14. Public Announcements. Neither party shall make any announcement or communication of the transactions contemplated by this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.


          15. Survival of Representations and Agreements. All covenants, agreements, and representations made by CPI and Meshulam in this Agreement shall survive the consummation of the transactions contemplated by this Agreement and the termination of the Employment Agreement.


          16. Non-Waiver. The waiver of, or failure to take action with regard to, any breach of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.


          17. Miscellaneous. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to the other person and circumstances shall not be affected thereby. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The benefits of this Agreement may not be assigned by Meshulam.


          18. Entire Agreement, Counterparts. This document contains the entire agreement of the parties with respect to its subject matter and supersedes and replaces any prior agreement or understanding, and no amendment, modification or waiver of any provision hereof shall be valid unless it be in writing and signed by CPI and Meshulam. This Agreement may be executed in counterparts, by original or telephonic facsimile signature, with each fully executed counterpart being deemed an original, and all such counterparts being deemed one and the same document.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                         CELLULAR PRODUCTS, INC.

                         By:    /s/ J.C.D. Hengst VP/RDO
                               _________________________
                               Authorized Officer

                         By:    /s/ Jeffrey N. Meshulam
                               __________________________
                               Jeffrey N. Meshulam

                               EXHIBIT A


          Unpaid Salary
Date      From 7/6 - 7/12     Vacation     Consulting    Loan         Total

7/26      $   1484.64         $4,892.32    $2,100.00     $2,000.00    $10,476.96
8/9                            4,892.32                   2,000.00      6,892.32
8/23                           4,892.32     2,100.00      2,000.00      8,992.32
9/6                            2,446.16                   4,000.00      6,446.16
9/30                                        2,100.00      4,000.00      6,000.00
10/4                                                      4,000.00      4,000.00
10/18                                                     4,000.00
11/1                                                      4,000.00
11/15                                                     4,000.00
11/29                                                     4,000.00
12/13                                                     4,000.00
12/27                                                     4,000.00
1/10                                                      4,000.00
1/24                                                      500.00 plus Interest Earned
